UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2016

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Park Place, Suite 101

El Segundo, CA 90245

(Address of principal executive offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

Effective as of March 2, 2016, Wizard World, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Randall S. Malinoff in connection with his appointment as the Company’s Interim Chief Operating Officer. The initial term of the Employment Agreement is for ninety (90) days from the date of execution. Such term may be extended by mutual agreement for successive ninety (90) day periods. The Company shall pay Mr. Malinoff an annual base salary of $150,000.

Non-Compete Agreement

In conjunction with the Employment Agreement, Mr. Malinoff entered into a non-compete, non-solicitation and non-disclosure agreement, effective as of March 2, 2016, with the Company (the “Non-Compete Agreement”). Under the Non-Compete Agreement, Mr. Malinoff must keep the Company’s confidential and proprietary information confidential and is prohibited from inducing or attempting to induce any employee of the Company from terminating his or her employment with the Company, and soliciting the business of any client or customer of the Company, during the period commencing on the execution date and ending on the termination of Mr. Malinoff’s employment with the Company for any reason. Further, Mr. Malinoff is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the period commencing on the execution date and ending on the termination of Mr. Malinoff’s employment with the Company for any reason.

The foregoing descriptions of the Employment Agreement and the Non-Compete Agreement do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreement (to which the Non-Compete Agreement is an Exhibit), which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference.

Appointment of Interim Chief Operating Officer

Effective March 2, 2016, the Board of Directors (the “Board”) of the Company approved the appointment of Randall S. Malinoff as the Company’s Interim Chief Operating Officer. Below is a description of Mr. Malinoff’s professional work experience.

Randall S. Malinoff, age 56

Randall S. Malinoff, age 56, combines over 20 years of experience in the entertainment industry as a marketing and digital executive. From 2009 through 2014, Mr. Malinoff was the Vice President and Head of Direct to Consumer Ecommerce for Universal Music Group, Inc., a company in the entertainment industry. From 2000 to 2008, he was Senior Vice President of Digital Marketing for Universal Studios, Inc., a company involved in movies and home entertainment. From 1996 to 2000, Mr. Malinoff served as the Executive Vice President and General Manager of Ktel Music, Inc., a recorded music and publishing company.

The Board believes that Mr. Malinoff’s combination of experience, leadership and innovation in the entertainment industry in key areas of digital marketing, operations, publicity, strategy and his skill in developing and nurturing strategic partnerships launching new business initiatives will help grow the Company.

Family Relationships

Mr. Malinoff does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangement

Effective as of March 2, 2016, the Company and Mr. Malinoff entered into the Employment Agreement pursuant to which Mr. Malinoff shall receive an annual base salary of $150,000 per year.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Wizard World, Inc. and Randy Malinoff, individually*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: March 8, 2016	By:	/s/ John Macaluso
	Name:	John Macaluso
	Title:	Chief Executive Officer